EXHIBIT 21

                          SUBSIDIARIES OF VIASOFT, INC.


                                                  JURISDICTION
                                                       OF
                                                  INCORPORATION
                                                  -------------
Viasoft International, Inc.                          Delaware

    Viasoft U.K. Limited*                            England

    Viasoft International GmbH*                      Germany

        Viasoft Software Development
        Geshcaftsfuhrungs GmbH                       Germany

             Viasoft Software Development
              GmbH & Co. KG **                       Germany

                  R&O (UK) Limited*                  England

                  R&O Inc.*                          Delaware

    Viasoft Pty. Ltd.*                               Australia

    Viasoft Benelux, S.A.*                           Belgium

    Viasoft France S.A.S.*                           France

    Viasoft Canada Company*                          Province of Nova Scotia,
                                                     Canada

Viasoft de Mexico, S.A. de C.V.                      Mexico

Viasoft (FSC), Ltd.                                  Barbados

         *Subsidiaries denoted with an asterisk are indirect subsidiaries of Viasoft, Inc. and are owned directly by the subsidiary under which its name is listed.

         ** This subsidiary is owned 80% by Viasoft International GmbH and 20% by Viasoft Software Geshcaftsfuhrungs GmbH.
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